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                                                                    EXHIBIT 10.7

                                 CRDENTIA CORP.

              AMENDMENT TO CONVERTIBLE SUBORDINATED PROMISSORY NOTE

      This Amendment to Convertible Subordinated Promissory Note (this "Amendment") is made effective as of September 2, 2004 by and among Crdentia Corp., a Delaware corporation (the "Company") and The DeLuca Trust, Joseph M. DeLuca Trustee, dated 1/7/2000 (the "Noteholder").

                                    RECITALS

      A. On or about September 2, 2003, the Company issued to the Noteholder a certain Convertible Subordinated Promissory Note in the original principal amount of $50,000 (the "Note").

      B. The Company and the Noteholder desire to amend certain terms of the Note.

      In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows. Any capitalized terms not otherwise defined herein shall have the meanings given such terms in the Note:

      1. Amendment to First Paragraph of the Note.

      The first paragraph of the Note shall be amended and restated to read as follows:

         FOR VALUE RECEIVED, Crdentia Corp, a Delaware corporation
      ("Obligor"), hereby promises to pay to the order of The DeLuca Trust, Joseph M. DeLuca, Trustee, dated 1/7/2000 or its assigns ("Holder"), in lawful money of the United States at the address of Holder set forth below, the principal sum of Fifty Thousand dollars ($50,000), together with interest thereon from the date of this Promissory Note (the "Note") on the unpaid principal balance. Interest shall accrue at a rate of ten percent (10%) per annum, simple interest, and shall be payable quarterly. Subject to the conversion provisions set forth herein, unpaid principal together with all accrued and unpaid interest shall be due and payable in full on March 2, 2005 (the "Due Date"). This Note may be prepaid, in whole or in part, at any time without premium or penalty.

      2. Effect of Amendment. Except as expressly amended, restated or consented to in this Amendment, the Note shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Note, the terms of this Amendment shall govern and control.

      3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

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      4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      6. Entire Agreement. This Amendment, together with the Note and the agreements executed pursuant hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

CRDENTIA CORP.

By: /s/ James D. Durham
    --------------------------
    James D. Durham
    Chief Executive Officer

NOTEHOLDER:

THE DELUCA TRUST, JOSEPH M. DELUCA
TRUSTEE, DATED 1/7/2000

By: /s/ Joseph M. DeLuca
    ---------------------------
    Joseph M. DeLuca
    Trustee

                [SIGNATURE PAGE TO AMENDMENT TO PROMISSORY NOTE]